EXHIBIT 2.1

PLAN OF MERGER
OF A4S TECHNOLOGIES, INC., A MONTANA CORPORATION,
AND A4S TECHNOLOGIES COLORADO, INC., A COLORADO CORPORATION

        THIS PLAN OF MERGER, effective as of December 6, 2004 (the “Plan”), is between A4S Technologies, Inc., a Montana corporation (“A4S Montana”) and A4S Technologies Colorado, Inc., a Colorado corporation (“A4S Colorado”). A4S Montana and A4S Colorado are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

        A.     A4S Colorado is a corporation duly organized and existing under the laws of the State of Colorado and has an authorized capital of one hundred million shares of “Common Stock” without par value and five million shares of “Preferred Stock” without par value. As of December 6, 2004, 10 shares of Common Stock were issued and outstanding.

        B.     A4S Montana is a corporation duly organized and existing under the laws of the State of Montana and has an authorized capital of sixty million shares of “Common Stock” without par value and five million shares of “Preferred Stock” without par value. As of December 6, 2004, 2,711,951 shares of Common Stock were issued and outstanding.

        C.     The Board of Directors of A4S Montana has determined that, for the purposes of effecting the reincorporation of A4S Montana in the State of Colorado, it is advisable and in the best interest of A4S Montana that A4S Montana merge with and into A4S Colorado upon the terms and conditions herein provided.

        D.     The respective Boards of Directors of A4S Colorado and A4S Montana have approved this Plan and have directed that this Plan be submitted to a vote of their respective stockholders and executed by the undersigned officers.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, A4S Colorado and A4S Montana hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I.     MERGER

1.1       MERGER. In accordance with the provisions of the Plan, the Colorado Business Corporation Act, and the Montana Business Corporation Act, A4S Montana shall be merged with and into A4S Colorado (the “Merger”), the separate existence of A4S Montana shall cease and A4S Colorado shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be A4S Technologies, Inc.

1.2        FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

        1.2.1       This Plan and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Colorado Business Corporation Act and the Montana Business Corporation Act;

        1.2.2       All of the conditions precedent to the consummation of the Merger specified in this Plan shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

        1.2.3       An executed Statement of Merger meeting the requirements of the Colorado Business Corporation Act shall have been filed with the Secretary of State of the State of Colorado; and

        1.2.4       Executed Articles of Merger including an executed counterpart of this Plan meeting the requirements of the Montana Business Corporation Act shall have been filed with the Secretary of State of the State of Montana.

        The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3       EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of A4S Montana shall cease and A4S Colorado, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and A4S Montana’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of A4S Montana in the manner as more fully set forth in Section 7-90-204(1)(a) of the Colorado Business Corporation Act, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of A4S Montana in the same manner as if A4S Colorado had itself incurred them, all as more fully provided under the applicable provisions of the Colorado Business Corporation Act and the Montana Business Corporation Act.

II.     CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1       ARTICLES OF INCORPORATION. The Articles of Incorporation of A4S Colorado as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2       BYLAWS. The Bylaws of A4S Colorado as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3       DIRECTORS AND OFFICERS. The directors and officers of A4S Colorado immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

    III.        MANNER OF CONVERSION OF STOCK

3.1       A4S MONTANA COMMON STOCK. Upon the Effective Date of the Merger, each one share of A4S Montana, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations or the holder of such shares or any other person or entity, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

3.2       A4S MONTANA OPTIONS AND OTHER DERIVATIVE SECURITIES. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue, on the terms provided therein, the 2001 A4S Montana Stock Plan, the A4S Montana 2004 Stock Incentive Plan and any other employee benefit plans of A4S Montana.

           A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the conversion of the outstanding notes or exercise of options or warrants equal to the number of shares of A4S Montana Common Stock so reserved, immediately prior to the Effective Date of the Merger.

3.3       A4S COLORADO COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, no par value, of A4S Colorado issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by A4S Colorado, the holder of such shares or any other person or entity, be cancelled and returned to the status of authorized but unissued shares.

3.4       EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of A4S Montana Common Stock may, at such stockholder’s option, surrender the same for cancellation to the Secretary of A4S Colorado, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of A4S Montana Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of A4S Montana Common Stock were converted in the Merger.

        The registered owner on the books and records of the Surviving Corporation of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

        Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of A4S Montana so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

        If any certificate for shares of A4S Colorado stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that such transfer otherwise be proper under any and all applicable federal, state and local securities laws to the satisfaction of counsel for A4S Colorado.

    IV.        GENERAL

4.1        COVENANTS OF A4S COLORADO. A4S Colorado covenants and agrees that it will:

                (a)        Qualify to do business as a foreign corporation in the State of Montana and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 35-1-1032 of the Montana Business Corporation Act.

                (b)        Take such other actions as may be required by the Montana Business Corporation Act in connection with the Merger.

4.2       FURTHER ASSURANCES. From time to time, as and when required by A4S Colorado or by its successors or assigns, there shall be executed and delivered on behalf of A4S Montana such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by A4S Colorado the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of A4S Montana and otherwise to carry out the purposes of this Plan, and the officers and directors of A4S Colorado are fully authorized in the name and on behalf of A4S Montana or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3       ABANDONMENT. At any time before the Effective Date of the Merger, this Plan may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either A4S Montana or of A4S Colorado, or of both, notwithstanding the approval of this Plan by the shareholders of A4S Montana or by the sole stockholder of A4S Colorado, or by both.

4.4       AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Plan at any time prior to the filing of this Plan (or statement of merger in lieu thereof) with the Secretary of State of the State of Colorado, provided that an amendment made subsequent to the adoption of this Plan by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

4.5       EGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Colorado is located at 489 N. Denver Avenue, Loveland, Colorado 80537, and Marie Siemens is the registered agent of the Surviving Corporation at such address.

4.6       PLAN. Executed copies of this Plan will be on file at the principal place of business of the Surviving Corporation at 489 N. Denver Avenue, Loveland, Colorado 80537 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

4.7       GOVERNING LAW. This Plan shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Colorado and, so far as applicable, the merger provisions of the Montana Business Corporation Act.

4.8       COUNTERPARTS. In order to facilitate the filing and recording of this Plan, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Plan, having first been approved by resolutions of the Boards of Directors of A4S Colorado and A4S Montana, is hereby executed effective as of the date first written above on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

ATTEST: By: /s/ Marie Siemens Marie Siemens, Assistant Secretary ATTEST: By: /s/ Marie Siemens Marie Siemens, Secretary	A4S TECHNOLOGIES COLORADO, INC., a Colorado corporation /s/ Michael Siemens Michael Siemens, President A4S TECHNOLOGIES, INC., a Montana corporation /s/ Michael Siemens Michael Siemens, President